EXHIBIT 99.1

Protalex, Inc.
145 Union Square Drive
New Hope, PA 18938
(p) 215-862-9720
(f) 215-862-6614

FOR IMMEDIATE RELEASE

Contact:
Marc L. Rose
Vice President and Chief Financial Officer
(p) 215-862-9720
(f)  215-862-6614
mrose@protalex.com

                    PROTALEX APPOINTS VICTOR S. SLOAN M.D. AS
                  SENIOR VICE PRESIDENT & CHIEF MEDICAL OFFICER

      Noted Clinician in Multiple Therapeutic Areas to Lead Clinical Trials

New Hope, PA, July 26th, 2005 -- Protalex, Inc. (OTCBB: PRTX) today announced that Victor S. Sloan, M.D., FACR, FACP has joined the company as Senior Vice President and Chief Medical Officer. Dr. Sloan is a board certified rheumatologist with extensive experience in designing and managing all phases of the clinical trial process. Dr. Sloan received his A.B. from University of Chicago (Chicago, IL), M.D. from New York Medical College (Valhalla, NY) and attended the Belfer Institute for Advanced Biomedical Studies, Albert Einstein College of Medicine (Bronx, NY).

Most recently, Dr. Sloan was Senior Director and Disease Area Section Head, Arthritis at Novartis Pharmaceuticals Corporation. While at Novartis, Dr. Sloan oversaw numerous clinical trials ranging from proof of concept through Phase III, as well as several regulatory submissions in arthritis. Additionally, he worked closely with research and clinical development teams in conducting due diligence of potential in-licensed compounds.

Steven Kane, President and CEO of Protalex, said, "Dr. Sloan is a valuable addition to our management team. His extensive experience in arthritis and other autoimmune diseases will benefit the company greatly as we prepare to move into the clinic with our lead compound, PRTX-100."

"Victor complements our executive group well," added G. Kirk Raab, Chairman of the Board. "His prior leadership role at Novartis ideally positions him to provide critical guidance for creating and leading our clinical programs, as well as for decisions regarding Protalex's future direction."

Of the opportunity Dr. Sloan commented, "Despite recent advances in therapies for autoimmune diseases, there remains significant unmet medical need in many areas. I am looking forward to joining the Protalex team at this exciting time."

In addition to his industry experience, Dr. Sloan holds an appointment as Clinical Associate Professor of Medicine, Robert Wood Johnson Medical School (New Brunswick, NJ), and serves on the Board of Directors of both the Arthritis Foundation, NJ Chapter, and the Lupus Foundation of America, NJ Chapter.

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About Protalex

Protalex is a biotechnology company engaged in the development of a new class of drug for the treatment of Rheumatoid Arthritis, Pemphigus and other autoimmune diseases.

Cautionary Statement Regarding Forward Looking Information

This release contains forward-looking information about Protalex, Inc. that are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should," "project," "plan," "seek," "intend," or "anticipate" or the negative thereof or comparable terminology, and include discussions of strategy, statements regarding expectations or consequences of Dr. Sloan's hiring, and statements about industry trends and Protalex's future performance, operations and products.

Protalex's actual results could differ materially from those described in this release. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in detail under the heading "Risk Factors" in Protalex's Registration Statement on Form SB-2 filed with the SEC on June 16, 2005 and its other periodic reports filed with the Securities and Exchange Commission. This forward-looking information should be considered only in connection with the aforementioned risk factors. Protalex assumes no obligation to update any forward-looking statements or information set forth in this press release.